UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2023

GRINDR INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-39714	92-1079067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 N. San Vicente Blvd., Suite RE 1400
West Hollywood, CA 90069
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 776-6680

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRND	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants of Kye Chen as Chief Accounting Officer

As previously disclosed in a Current Report on Form 8-K filed on March 29, 2023, Kye Chen joined Grindr Inc. (the “Company”) as the Company’s Chief Accounting Officer (“CAO”) on March 27, 2023 (the “CAO Start Date”). In connection with Ms. Chen’s appointment, on May 2, 2023, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved an award under the Company’s 2022 Equity Incentive Plan to Ms. Chen of restricted stock units with respect to 135,000 shares of the Company’s common stock (the “CAO Award”). The CAO Award will vest over a four year period, with 25% vesting on the first anniversary of the CAO Start Date and the remaining amount vesting in equal quarterly installments over the following three years. Ms. Chen will also be eligible to participate in the 2023 Bonus Plan (as defined below).

Approval of 2023 Bonus Plan

On May 2, 2023, the Compensation Committee adopted a framework for a 2023 incentive bonus plan (the “2023 Bonus Plan”), which contains cash bonus targets applicable to certain employees and officers of the Company, including its Chief Product Officer, Austin “AJ” Balance. For participants in the 2023 Bonus Plan, bonus eligibility and payouts will be based on the Company’s attainment of certain financial objectives and individual performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRINDR INC.

Date: May 5, 2023	By:	/s/ Vandana Mehta-Krantz
	Name:	Vandana Mehta-Krantz
	Title:	Chief Financial Officer